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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements on Form S-8 (No.'s 333-98343, 333-67100, 333-67102, 333-04224, 333-16687, 333-23705, 333-27353 and 333-37191) pertaining to the 2001 Equity Incentive Plan, 1996 Equity Incentive Plan, Profit Sharing 401(k) Plan, Magnum Microwave Corporation 1990 Employee Stock Purchase Plan and 1996 Non-employee Directors Stock Option Plan, Radian Technology, Inc. 1987 Stock Option Plan, C&S Hybrid Inc. 1996 Equity Incentive Plan, Equity Incentive Plan and Employee Stock Purchase Plan of REMEC, Inc., Form S-3 (No.'s 333-25437, 333-30803, 333-45353, 333-45595, 333-46891, 333-83827, and 333-31428) and S-4 No. 333-090882 of our report dated March 6, 2002, with respect to the consolidated financial statements and schedule of REMEC, Inc. included in the Annual Report on Form 10-K/A for the year ended January 31, 2002.

/s/ ERNST & YOUNG LLP

San Diego, California
November 11, 2002

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS